UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2016

OPHTHOTECH CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36080	20-8185347
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Penn Plaza, 19th Floor

New York, New York 10119

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 845-8200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Effective June 2, 2016, the Board of Directors (the “Board”) of Ophthotech Corporation (“Ophthotech”) approved an amended and restated form of directors and officers indemnification agreement. The indemnification agreements with Ophthotech’s directors and executive officers provide that Ophthotech will indemnify the director or executive officer (an “Indemnitee”) to the fullest extent permitted by law for claims arising in Indemnitee’s capacity as a director or officer of Ophthotech or in connection with Indemnitee’s service at Ophthotech’s request for another corporation or entity. The indemnification agreements also provide for procedures that will apply in the event that an Indemnitee makes a claim for indemnification and establish certain presumptions that are favorable to the Indemnitee. The revisions are effective June 2, 2016 and reflect changes  intended to provide additional clarity and certainty for the Indemnitees and to conform to current market practice.

Ophthotech expects to file the amended and restated form of directors and officers indemnification agreement as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending June 30, 2016.  The foregoing description is qualified in its entirety by reference to the complete text of the amended and restated form of directors and officers indemnification agreement when filed.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 6, 2016, the Compensation Committee (the “Committee”) of the Board approved grants of restricted stock units (“RSUs”) with performance-based vesting criteria related to regulatory milestones for Fovista® to Ophthotech employees, including David R. Guyer, M.D., Chief Executive Officer; Samir C. Patel, M.D., President; Glenn P. Sblendorio, Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer; Barbara Wood, Senior Vice President and General Counsel; and Henric J. Bjarke, Senior Vice President, Chief Commercial Officer. The Committee approved grants of RSUs for the following number of shares of common stock to each such executive officer:

Name	RSUs
David R. Guyer, M.D.	25,000
Samir C. Patel, M.D.	25,000
Glenn P. Sblendorio	8,900
Barbara Wood	4,800
Henric J. Bjarke	8,400

Each grant of RSUs is subject to such officer’s continued employment with Ophthotech and the other terms and conditions under Ophthotech’s 2013 Stock Incentive Plan.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Ophthotech held its Annual Meeting of Stockholders on June 2, 2016. The following is a summary of the matters voted on at that meeting.

(a)         Ophthotech’s stockholders elected David R. Guyer, M.D. and Thomas Dyrberg, M.D., D.M.Sc. as Class III directors to serve until the 2019 Annual Meeting of Stockholders, each such director to hold office until his successor has been duly elected and qualified. The results of the stockholders’ vote with respect to the election of such Class III directors were as follows:

	For	Withheld	Broker Non-Votes
David R. Guyer, M.D.	26,908,193	1,409,530	3,560,335
Thomas Dyrberg, M.D., D.M.Sc.	26,092,141	2,225,582	3,560,335

(b)         Ophthotech’s stockholders approved a non-binding, advisory proposal on the compensation of Ophthotech’s named executive officers. The results of the stockholders’ vote with respect to such matter were as follows:

For	Against	Abstain	Broker Non-Votes
27,902,926	260,542	154,255	3,560,335

(c)          Ophthotech’s stockholders recommended, in a non-binding, advisory vote, that future advisory votes on the compensation of the Company’s named executive officers be held with a frequency of every one year. The results of the stockholders’ vote with respect to such matter were as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
26,888,967	52,800	1,261,978	113,978	3,560,335

(d)         Ophthotech’s stockholders ratified the selection of Ernst & Young LLP as Ophthotech’s independent registered public accounting firm for the current fiscal year. The results of the stockholders’ vote with respect to such matter were as follows:

For	Against	Abstain	Broker Non-Votes
31,736,591	102,364	39,103	0

(e)          Ophthotech’s stockholders approved the 2016 Employee Stock Purchase Plan. The results of the stockholders’ vote with respect to such matter were as follows:

For	Against	Abstain	Broker Non-Votes
28,222,921	82,130	12,672	3,560,335

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPHTHOTECH CORPORATION

Date: June 8, 2016	By:	/s/ Barbara A. Wood
Barbara A. Wood
Senior Vice President, General Counsel and Secretary